                           CONSENT OF CONSULTANT
                           ---------------------


We consent to the inclusion of any form (whether in paper or digital format, including any electronic media such as CD-ROM or the Internet) of the Prospectus Supplement relating to Morgan Stanley Capital I Inc., Commercial Pass-Through Certificates, Series 1997-LL1, of our appraisal with respect to the property or properties listed on the attached annex, and we consent to the reference to our firm under the caption "Experts" in such Prospectus Supplement.

                             HOSPITALITY VALUATION SERVICES INTERNATIONAL

                                          By: /s/ Anne R. Lloyd
                                             ---------------------------
                                             Name: Anne R. Lloyd
                                             Title: Senior Vice President


                                          Signed on  August 25, 1997.
                                                    -----------

                                     ANNEX
                                     -----

1. Grand Kempinski Dallas